INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Allstate Life of New York Separate Account A (the "Account") of Allstate Life Insurance Company of New York (the "Company") on Form N-4 of our report dated February 4, 2004 relating to the financial statements and the related financial statement schedules of the Company, and to the use of our reports dated March 31, 2004 relating to the financial statements of the Account, Allstate Life of New York Variable Annuity Account, and Allstate Life of New York Variable Annuity Account II, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement.

We also consent to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Chicago, Illinois
April 19, 2004